UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 3, 2011
SYNERGETICS USA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10382 (Commission File Number)	20-5715943 (I.R.S. Employer Identification No.)

3845 Corporate Centre Drive O’Fallon, Missouri (Address of principal executive offices)	63368 (Zip Code)
(636) 939-5100
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In accordance with its executive compensation and retention practices, on March 3, 2011, Synergetics USA, Inc. (the “Company”) entered into a Change in Control Agreement (the “Agreement”) with each of Michael R. Fanning, the Company’s Vice President of Domestic Sales, and Jason J. Stroisch, the Company’s Vice President of International Sales & Marketing (together, the “Executives”).
     Because the Agreements constitute part of the executive compensation packages for Messrs. Fanning and Stroisch for fiscal 2011, each Agreement has an effective date of August 1, 2010, which was the first day of the Company’s 2011 fiscal year and the effective date of all compensation changes implemented in fiscal 2011 for all of the Company’s executive officers.
     Each of the Agreements has a rolling one-year term and expires 30 days after termination of employment. Payments to which the Executives are due under the Agreements are not subject to reduction in the event they receive other compensation for services rendered after termination of employment, and they are under no duty to mitigate any payments.
     The Agreements provide that if the Executives’ employment is terminated within one year following a Change in Control for Cause or Disability (as both are defined in the Agreements), as a result of their death or by the Executives other than as Involuntary Termination (as defined in the Agreements), the Company shall pay to the Executives all compensation earned or accrued through their employment termination, including (i) base salary; (ii) reimbursement for reasonable and necessary expenses; (iii) vacation pay; (iv) bonuses and incentive compensation; and (v) all other amounts to which they are entitled under any compensation or benefit plan of the Company (“Standard Compensation Due”).
     If the Executives’ employment is terminated within one year following a Change in Control without Cause and for any reason other than death or Disability, including Involuntary Termination, and provided they enter into separation agreements within 30 days of their employment termination, they each shall receive an amount equal to the sum of the following: (i) all Standard Compensation Due; (ii) an amount equal to one times the annual base salary at the rate in effect immediately prior to the Change in Control; and (iii) any amount payable as of the termination date under the Company’s objectives-based incentive plan. Such amount shall be paid in 12 equal monthly installments beginning in the month after such termination. Furthermore, all outstanding awards of shares or options held by the Executives shall immediately vest and be exercisable for one year after the date of their employment termination.
     As defined in the Agreements, a “Change in Control” means: (i) the acquisition by any Person (as defined in the Agreement) of securities of the Company representing 51% or more of the combined voting power of the Company’s outstanding voting securities; (ii) a change in the composition of the Board of Directors of the Company such that during any period of up to two consecutive years, individuals who constitute members of the Board of Directors at the beginning of the period cease to constitute the majority thereof; and (iii) the closing of certain mergers or consolidations of the Company with any other corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2011
SYNERGETICS USA, INC. (Registrant)
	By:	/s/ Pamela G. Boone
		Name:	Pamela G. Boone
		Title:	EVP and Chief Financial Officer

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